UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2006

HUSKER AG, LLC

(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402) 582-4446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Union Bank and Trust Company Revolving Line of Credit

On May 23, 2006, Husker Ag, LLC (the “Company”) executed a Commercial Loan Agreement and related promissory note with Union Bank and Trust Company, Lincoln, Nebraska (“Union Bank”) for a revolving line of credit with maximum borrowings of $5,000,000. Prior to April 30, 2006, the Company’s revolving line of credit had been provided by Midwest Bank National Association, Plainview, Nebraska (“Midwest Bank”) under a Commercial Loan Agreement with Union Bank and Midwest Bank dated February 22, 2005, and extended on February 22, 2006, through April 30, 2006. A copy of the new Commercial Loan Agreement is attached as an Exhibit to this Form 8-K along with a copy of the related promissory note.

The terms of the revolving line of credit are set forth in the Commercial Loan Agreement and related loan documents and include the following: multiple advances, maximum borrowings of $5,000,000, and monthly interest payments. Interest accrues at the Wall Street Journal Prime Rate plus 0.75% adjusted every time this index rate changes (the WSJ Prime Rate was 8.00% at May 23, 2006, with a resultant interest rate of 8.75% until the index rate changes). Principal is due at maturity on or before April 30, 2007. The Company intends to utilize this line of credit when needed for operating purposes. As of May 24, 2006, the Company had not borrowed any money from Union Bank pursuant to this line of credit.

The loan is secured by a first mortgage on the Company’s real estate and plant, as described in the Deed of Trust dated February 22, 2005, as well as a first security interest on all accounts receivable, inventory, equipment, fixtures, and all personal property and general intangibles, as described in the Security Agreement dated February 22, 2005.

The Commercial Loan Agreement requires lender approval prior to making distributions to Husker Ag members in excess of 35% of net income. Capital improvements are limited to $2,800,000 for 2006; such capital improvement limit may be amended annually with the approval of Union Bank. The Commercial Loan Agreement also imposes a number of other covenants, requiring the Company to maintain: (i) a minimum tangible net worth of $20,500,000; (ii) working capital of not less than $2,500,000; and (iii) a debt coverage ratio of 1.2:1 measured at the end of each fiscal year (“debt coverage ratio” is defined as net income plus depreciation plus interest on term debt divided by principal plus interest on term debt).

In the event of default under the Commercial Loan Agreement, Union Bank may terminate its obligation to make additional advances and make all outstanding amounts owed immediately due. However, the Company is provided an opportunity to cure defaults other than defaults in payment. Default is defined to include, among other things, (i) failure to make payment within 10 days of its due date, and (ii) failure to perform any material condition or to comply with any material promise under the Commercial Loan Agreement or any of the related loan documents.

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Cautionary Statement for Purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters discussed in this report and the exhibits hereto, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the ability of the Company to reach definitive agreements with third parties on terms satisfactory to the Company, ethanol and agricultural industry conditions and volatility of commodity prices, availability of financing, environmental and governmental regulations, force majeure events and other risk factors as described from time to time in the Company’s filing with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Promissory Note to Union Bank and Trust Company for a revolving line of credit, dated May 23, 2006 #

Exhibit 99.2	Commercial Loan Agreement with Union Bank and Trust Company dated May 23, 2006 #

Exhibit 99.3	Commercial Security Agreement with Union Bank and Trust Company, dated February 22, 2005 (1)

Exhibit 99.4	Real Estate Deed of Trust dated February 22, 2005 in favor of Union Bank and Trust Company (1)

#  –  Filed herewith.

The following footnote indicates a document previously filed as an exhibit to and incorporated by reference from the following:

(1)  –  Form 8-K Current Report dated February 22, 2005 and filed February 28, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: May 23, 2006	By:	/s/ Fredrick J. Knievel
Fredrick J. Knievel, Chairman of the Board

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